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                                                                       Exhibit 8

                [WOLF, BLOCK, SCHORR AND SOLIS-COHEN LETTERHEAD]

Direct Dial Number:
(302) 777-5860

                                   June 10, 1997

Advanta Corp.
Advanta Capital Trust I
c/o    Advanta Corp.
        Welsh & McKean Roads
        P.O. Box 844
        Spring House, Pennsylvania 19477

                  RE:   Advanta Corp. - Advanta Capital Trust I
                       Registration Statement on Form S-4, File No. 333-24573

Ladies and Gentlemen:

                  We have acted as special tax counsel for Advanta Corp. (the "Corporation") and Advanta Capital Trust I (the "Trust") in connection with the offer to exchange up to $100,000,000 of the Trust's 8.99% Series B Capital Securities (the "Series B Capital Securities") which will be registered under the Securities Act of 1933, as amended, for a like Liquidation Amount of the Trust's outstanding 8.99% Series A Capital Securities (the "Series A Capital Securities" and together with the Series B Capital Securities, the "Capital Securities"). In rendering our opinion, we have examined the Amended and Restated Declaration of Trust for the Trust dated as of December 17, 1996 (the "Trust Agreement"), among the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, The Chase Manhattan Bank Delaware, as Delaware trustee, and the Administrative Trustees named therein, and have assumed that the Administrative Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement.

                  Although the discussion set forth in the prospectus (the "Prospectus"), that is part of the Registration Statement on Form S-4, as amended by Amendment No. 1 to filed by the Corporation and the Trust with the Securities and Exchange Commission on or about the date hereof, under the caption "Certain Federal Income Tax Consequences" does not purport to discuss all possible federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, such discussion represents, to the extent that it concerns matters of federal law or legal conclusions with respect thereto, in all material respects, a fair and accurate
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Advanta Corp.
Advanta Capital Trust I
June 10, 1997
Page 2

summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities under current law.

                  Capitalized terms used herein but not defined have the meanings as provided in the Prospectus.

                  We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Prospectus. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                       Very truly yours,


                                       /s/ Wolf, Block, Schorr and Solis-Cohen